STOCKHOLDER LETTER Q3 2026

While many of our members in North America are closing their garages for the winter, the action in the car collecting world moves indoors. For Hagerty, that means Broad Arrow’s Wynn Concours auction in Las Vegas, and Zoute and Zurich auctions in Europe. If you haven’t been to Zoute, think of it as Monterey Car Week with a European flair. The streets are full of iconic cars including Ferrari F40s and Mercedes-Benz 300 SL Gullwings, and the sidewalks teem with young enthusiasts snapping photos to post online. If you have never been to a live auction, here is what it is like. The room and the tents around it are filled with carefully curated cars. People from dozens of countries mingle, enjoying the food, drink and entertainment while they wait. Behind the scenes, our Broad Arrow specialists are answering questions from interested bidders in person and on the phone. When the auctioneers take the rostrum, the room goes quiet. Bidders know it won’t be easy to win the car of their dreams, especially given the prices some of the best supercars and hypercars have fetched over the past year. But the thrill of the hunt is half the fun, and they are keen for the opening gavel. Some will walk away triumphant, while others will walk away disappointed, but we hope that all will have enjoyed the experience. At our second Zoute auction in early October, the hammer fell on €36 million worth of cars, including a LaFerrari, McLaren P1 and Porsche 918 Spyder. Sales were up 35% from last year and there were a lot of new, young faces in the crowd, starting collections of their own. That’s the auction room. Now to the quarter. The Third Quarter Insurance is the core of Hagerty, and we are firing on all cylinders. We delivered year- to-date written premium gains of 18% and added more than 400,000 new members since January as State Farm conversions Dear Hagerty Stockholders, Members and One Team Hagerty, STOCKHOLDER LETTER Growing With Purpose ON THE COVER: A 1983 Porsche 911SC cruising along Pennsylvania Route 144, Hagerty’s 2026 Road of the Year. PHOTOGRAPHER: CAMERON NEVEAU HAGERTY Q3 2026 | 2

HAGERTY Q3 2026 | 3 ramp up. Adjusted EBITDA jumped 43% over the first nine months, and we raised our full- year outlook again, due in part to favorable loss trends in physical damage and liability. That makes 15 consecutive quarters of growth on the measures that matter most to us, and I believe it keeps us on pace to reach our 2030 goal of 3 million policies in force. How are we growing so quickly? I believe the answer is simple: we have created a household brand and business model that has gained share, year after year, in both strong markets and softer ones. Members tell us they like what they get from Hagerty. Our Member experience ratings average 4.93 out of 5 stars, and our Net Promoter Score is over 80, almost twice the industry benchmark. Retention is above 88%, and it would be even higher if not for members selling their cars, our biggest source of attrition. Those sales can also work in our favor. When a member sells through Broad Arrow, we earn a commission and get to introduce Hagerty to the new owner. Pricing and insuring these cars well depends on what we know. Hagerty Drivers Club magazine reaches more than two million readers per issue, so we know what members are reading. Our Hagerty Valuation Tools are widely used for pricing collectible vehicles. And with the cars we insure, we can see what they are worth and how values are shifting in real time. The Market and Broad Arrow The Zoute results in Europe follow what we saw at Monterey Car Week, when total sales across all auction houses reached an all- time high of $756 million. Modern supercars and hypercars made up nearly half of that. I have seen strong demand push values higher before, and I want to be careful about how much we read into recent trends. Markets have peaks and troughs, and a record August does not mean every auction ahead will look the same. Given the surge in prices at the top end in 2026, I would not be surprised to see them take a breather at some point. What gives me confidence over the long run is who is showing up. Gen X, millennial and Gen Z buyers want the supercars and JDM cars they grew up admiring, the way Baby Boomers went after 1960s European race cars and American muscle cars. I believe that these generational changes should support the collector car market for a long time as they gravitate toward more modern, higher-value cars. I think about the 918 Spyder that Broad Arrow sold this year. The original owner bought it new, never titled it to anyone else and serviced it at every interval. Any of the established houses would have taken it. But we won the business with the seller based on trust, deal structuring, and our track record, including what we accomplished at Amelia and Villa d’Este earlier this year. The Piëch BMW M5 and Mercedes-Benz 300 SL Gullwing from the ex-Valkenburg collection came to us in a similar way. A lot of our future policyholders first meet us at an auction. The person who just bought a Ferrari LaFerrari needs to insure it, wants to know what it is worth, and is looking for other people who care about cars as much as they do. That is where the rest of Hagerty comes in. The car gets insured with us, the owner joins the Hagerty Drivers Club, and when it is time for their next car, they come full circle, back to Broad Arrow. One validation that the model is working came this summer, when Barrett-Jackson, one of the best-known names in the auction world, named us its official insurance partner. More Time for Members Our Member Service Center team now gets to spend more of its day on the conversations that need a person. After each member call, our representatives used to write a summary by hand for future reference. Today, AI handles that automatically, and the time goes back to the work only our people can do: assisting a member who is stuck on the side of the road and needs a flatbed, helping a new member understand why Guaranteed Value coverage matters, or building the kind of relationship that turns a first-time buyer at a Broad Arrow auction into a 20-year Hagerty member. It also means we can keep adding policies without simply asking the team to work harder. Much of this comes from practical changes and efficiencies through technology investments that took administrative work off One Team Hagerty’s plates and gave that time back to member engagement. We have made great progress over the last four years, and I know the work is never done. We are always looking for more ways to serve members better and make our team’s work easier. The Road Ahead Route 66 turned 100 this year, a century since America established its most iconic ribbon of asphalt and dared people to see what was around the next bend. That spirit never left. Today, there are 67 million Americans who have raised their hand to say they love cars, for the way they look and sound, and for the memories that come with them. Our own insurance book tells us that $19 billion in collector car transactions flowed through our members’ hands over the last year. We now protect 3.1 million vehicles across the U.S., Canada and the U.K., and the target market in the U.S. alone is 36 million. I believe that leaves us a long runway. People organize their weekends and friendships around these cars, and often a good part of their identity, too. There are fathers and sons rebuilding a car together in the garage, as my father and I did with our 1967 Porsche 911 S, a first-generation immigrant who saved for a decade to buy the muscle car she first saw on an American TV show as a child, and a Gen X buyer who finally found a clean Toyota Supra, the one he could never afford in college. I am optimistic about the road ahead. We intend to keep growing the insurance business through steady share gains and new partnerships, keep investing in technology that gives our people more time with members, and keep building out the collector car community, from auction rooms in Europe to the driveways of first-time classic car owners across North America. Thank you, as always, to One Team Hagerty for making these results possible. Onward and upward! McKeel Hagerty CEO and Chairman HAGERTY Q3 2026 | 4 McKeel Hagerty (left) with the 1967 Porsche 911S that he and his father Frank Hagerty, co-founder of Hagerty, bought for $500 in 1981 and restored together.